Exhibit 99.1

Starbucks EPS Jumps 28% to a Q3 Record $0.55 Per Share
Strong comps of 9% in Americas and 8% globally drive record Q3 revenues and operating margin
Company provides robust outlook for FY14

SEATTLE; July 25, 2013 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal third quarter and 39-week fiscal year to date ended June 30, 2013.

Q3 Fiscal 2013 Highlights:

•	Total net revenues increased 13% to $3.7 billion

•	Global comparable store sales grew 8% driven by 7% growth in traffic; all regions accelerated over Q2

◦	Americas comp growth of 9%, driven by 9% comp growth in the U.S.

◦	EMEA comp growth of 2%, driven by a 5% increase in traffic

◦	China/Asia Pacific comp growth of 9%; traffic growth doubled versus Q2

•	Consolidated operating income increased 25% to $615.2 million

•	Consolidated operating margin expanded 150 basis points to 16.4%

•	Earnings per share increased 28% to $0.55 per share

•	Dollars loaded on Starbucks Cards globally grew 30% year over year

•	Starbucks shipped its one billionth Starbucks- and Tazo-branded K-Cup® in the quarter

•	Company opened 341 net new stores in Q3; now operates 19,209 stores globally

“Starbucks Q3 results represent the best across-the-board third-quarter performance in our 42-year history,” said Howard Schultz, chairman, president and ceo. "Our more than 19,000 store global footprint, our fast-growing CPG presence and our best-in-class digital, card, loyalty and mobile capabilities are creating a 'flywheel' effect elevating the relevancy of all things Starbucks, and driving profitability.”

“Our powerful Q3 results reflect the outstanding success of our growth platforms both in the U.S. and globally, with all regions delivering an acceleration in comparable store sales and operating margin versus Q2,” said Troy Alstead, chief financial officer. “Our ability to grow income at a pace that exceeds revenue growth clearly demonstrates the strategic synergies we generate across our global footprint, which combined with the diversity of our portfolio, enables consistent delivery of excellent results. Looking forward to FY14 and beyond, I am as confident as ever in our ability to continue to deliver strong revenue and earnings growth.”

Fiscal 2013 Targets:
The company provides Q4 fiscal 2013 targets as follows:

•	Consolidated operating margin improvement of approximately 100 basis points over Q4 FY12

•	Earnings per share in the range of $0.59 to $0.60, which includes a $0.03 gain on the Q4 sale of Starbucks equity in Argentina and Chile

•	Full year earnings per share in the range of $2.22 to $2.23

Fiscal 2014 Targets:
The company introduces fiscal 2014 targets as follows:

•	Revenue growth of approximately 10% to 13%

•	Mid single digit comparable store sales growth

•	An additional 1,400 net new stores:

◦	Americas: approximately 600

◦	EMEA: approximately 100

◦	CAP: accelerating to 700

▪	Consolidated operating margin improvement of approximately 150 to 200 basis points over FY13

▪	Earnings per share in the range of $2.55 to $2.65 representing growth of 18% to 22%, excluding combined gains of $0.06 per share in FY13 on the sale of Starbucks equity in Mexico, Argentina and Chile

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Third Quarter Fiscal 2013 Summary

	Quarter Ended Jun 30, 2013
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	8%	7%	1%
Americas	9%	7%	2%
United States	9%	7%	2%
EMEA	2%	5%	(3)%
CAP	9%	8%	0%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Operating Results	Quarter Ended
($ in millions, except per share amounts)	Jun 30, 2013	Jul 1, 2012	Change
Net New Stores	341	231	110
Revenues	$3,741.7	$3,303.6	13%
Operating Income	$615.2	$491.6	25%
Operating Margin	16.4%	14.9%	150 bps
EPS	$0.55	$0.43	28%

Consolidated net revenues were $3.7 billion in Q3 FY13, an increase of 13% over Q3 FY12. The increase was primarily driven by an 8% increase in global comparable store sales and incremental revenues from 1,558 net new stores over the past 12 months.

Consolidated operating income increased 25% to $615.2 million, compared to $491.6 million for the same period a year ago. Operating margin of 16.4% expanded 150 basis points compared to the prior year quarter, primarily driven by sales leverage and lower coffee costs.

Q3 Americas Segment Results

	Quarter Ended
($ in millions)	Jun 30, 2013	Jul 1, 2012	Change
Net New Stores(1)	158	84	74
Revenues	$2,776.5	$2,471.2	12%
Operating Income	$619.3	$498.7	24%
Operating Margin	22.3%	20.2%	210 bps
(1) Americas store data has been adjusted to exclude Seattle's Best Coffee, Evolution Fresh and Tazo Retail, which are now reported within All Other Segments.

Net revenues for the Americas segment were $2.8 billion in Q3 FY13, an increase of 12% over Q3 FY12. The increase was primarily due to a 9% increase in comparable store sales. Also contributing to the net revenue increase was incremental revenues from 596 net new store openings over the past 12 months.

Operating income increased to $619.3 million in Q3 FY13, growth of 24% compared to $498.7 million for the same period a year ago. Operating margin of 22.3% expanded 210 basis points compared to the prior year quarter and was primarily driven by sales leverage. Also contributing to margin expansion were lower coffee costs.

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Q3 EMEA Segment Results

	Quarter Ended
($ in millions)	Jun 30, 2013	Jul 1, 2012	Change
Net New Stores	43	36	7
Revenues	$287.2	$282.0	2%
Operating Income	$9.3	$1.6	481%
Operating Margin	3.2%	0.6%	260 bps

Net revenues for the EMEA segment were $287.2 million in Q3 FY13, a 2% increase over Q3 FY12. Licensed stores revenue growth of 35%, driven by the opening of 125 net new stores in the last 12 months, was partially offset by a decline in company-operated revenue resulting from prior store portfolio optimization activities.

Operating income increased to $9.3 million in Q3 FY13, from $1.6 million in the prior year quarter. Operating margin expanded 260 basis points to 3.2%, primarily driven by ongoing cost management and store portfolio optimization activities.

Q3 China/Asia Pacific Segment Results

	Quarter Ended
($ in millions)	Jun 30, 2013	Jul 1, 2012	Change
Net New Stores	119	112	7
Revenues	$233.7	$181.8	29%
Operating Income	$84.7	$61.3	38%
Operating Margin	36.2%	33.7%	250 bps

Net revenues for the China/Asia Pacific segment were $233.7 million in Q3 FY13, an increase of 29% over Q3 FY12. The increase was primarily due to incremental revenues from 523 net new store openings over the past 12 months and a 9% increase in comparable store sales.

Operating income of $84.7 million in Q3 FY13 increased 38% compared to the same period a year ago. Operating margin expanded 250 basis points to 36.2% this quarter compared to 33.7% in Q3 FY12. The margin expansion was primarily driven by sales leverage, strong performance in our joint venture markets and lower coffee costs.

Q3 Channel Development Segment Results

	Quarter Ended
($ in millions)	Jun 30, 2013	Jul 1, 2012	Change
Revenues	$336.4	$316.4	6%
Operating Income	$96.3	$84.2	14%
Operating Margin	28.6%	26.6%	200 bps

Net revenues for the Channel Development segment were $336.4 million in Q3 FY13, an increase of 6% over Q3 FY12, driven by increased sales of premium single serve products, partially offset by decreased pricing on packaged coffee.

Operating income grew 14% to $96.3 million in Q3 FY13 compared to $84.2 million for the same period a year ago. Operating margin increased 200 basis points to 28.6% in Q3 FY13 compared to the prior year period. The margin expansion was primarily due to lower coffee costs, partially offset by the impact of packaged coffee price reductions.

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Q3 All Other Segments Results

	Quarter Ended
($ in millions)	Jun 30, 2013	Jul 1, 2012	Change
Net New Stores	21	(1)	22
Revenues	$107.9	$52.2	107%
Operating loss	($9.4)	($9.1)	3%

Net revenues for All Other Segments were $107.9 million in Q3 FY13, an increase of 107% over Q3 FY12, primarily driven by the addition of Teavana retail store sales beginning in Q2 of FY13.

Q3 FY13 operating loss was $9.4 million compared to a loss of $9.1 million for the same period a year ago.

Year to Date Financial Results

	Three Quarters Ended Jun 30, 2013
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	7%	5%	1%
Americas	7%	5%	2%
United States	8%	6%	2%
EMEA	(1)%	2%	(2)%
CAP	9%	7%	2%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Operating Results	Three Quarters Ended
($ in millions, except per share amounts)	Jun 30, 2013	Jul 1, 2012	Change
Net New Stores(1)	1,143	648	495
Revenues	$11,097.2	$9,935.4	12%
Operating Income	$1,789.9	$1,477.9	21%
Operating Margin	16.1%	14.9%	120 bps
EPS	$1.63	$1.33	23%
(1) Includes 355 Teavana stores added in fiscal 2013.

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Company Updates

•
Starbucks and Danone, the world's leading producer of fresh dairy products, announced a strategic agreement to offer a jointly created and developed selection of new, healthy specialty yogurt products in participating Starbucks stores in 2014 and in grocery channels in 2015.

•
The company's long-term business partner Alsea, S.A.B. de C.V., announced its intention to acquire Starbucks 82% equity in Chile and its 18% equity in Argentina. Following the anticipated closing of the transactions in Q4 FY13, Alsea will fully operate all 494 Starbucks stores in Mexico, Argentina and Chile.

•
Starbucks expanded its long-term strategic partnership with Green Mountain Coffee Roasters for the manufacturing, marketing, distribution, and sale of Starbucks- and Tazo-branded single serve packs for use in GMCR's Keurig® single serve brewing systems globally.

•
Starbucks continued its roll out of La Boulange products by launching its baked goods in Seattle, Portland and Spokane area Starbucks stores beginning in June, bringing the total number of stores that carry La Boulange products to 1,076 at the end of Q3.

•
The company announced senior leadership team changes which will further accelerate the company's global growth plans by taking full advantage of the diverse and complementary experience of its senior leaders. As a result, Cliff Burrows was promoted to Group President Americas & U.S., EMEA & Teavana and John Culver was promoted to Group President China/Asia Pacific, Channel Development & Emerging Brands.  In addition, Jeff Hansberry was promoted to President China/Asia Pacific.

•
Towards its goal of investing in the communities where it operates, Starbucks opened its first community store outside of the U.S., in Bangkok, Thailand, where 10% of the sale price of Starbucks hand-crafted beverage sales will be directed to the farming communities of Northern Thailand.

•	The Board of Directors declared a cash dividend of $0.21 per share, payable on August 23, 2013, to shareholders of record as of August 8, 2013.

Conference Call

Starbucks will be holding a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman, president and ceo, Troy Alstead, cfo, and Adam Brotman, evp and chief digital officer.  The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available through approximately 9:00 p.m. Pacific Time on Friday, August 23, 2013. A replay of the call will also be available via telephone through 9:00 p.m. Pacific Time on Saturday, July 27, 2013 by calling 1-855-859-2056, reservation number 36852227.

The company’s consolidated statements of earnings, operating segment results, and other additional information have been provided on the following pages in accordance with current year classifications. This information should be reviewed in conjunction with this press release. Please refer to the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 for additional information.

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About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting the highest quality arabica coffee in the world. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at www.starbucks.com.

Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, health and potential of our business, operations and brand, business momentum, growth and growth opportunities, earnings per share, revenues, operating margins, profits, capital expenditures, comparable store sales and store openings and closings. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, coffee, dairy and other raw material prices and availability, costs associated with, and the successful execution of, the company's initiatives, strategies and plans, the acceptance of the company's products by our customers, fluctuations in U.S. and international economies and currencies, the impact of competition, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 30, 2012.  The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
JoAnn DeGrande / Greg Smith	Jim Olson
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Jun 30, 2013	Jul 1, 2012	% Change	Jun 30, 2013	Jul 1, 2012

				As a % of total net revenues
Net revenues:
Company-operated stores	$2,986.3	$2,615.6	14.2%	79.8%	79.2%
Licensed stores	342.0	308.2	11.0	9.1	9.3
CPG, foodservice and other	413.4	379.8	8.8	11.0	11.5
Total net revenues	3,741.7	3,303.6	13.3	100.0	100.0
Cost of sales including occupancy costs	1,597.6	1,446.1	10.5	42.7	43.8
Store operating expenses	1,084.1	976.0	11.1	29.0	29.5
Other operating expenses	105.3	105.9	(0.6)	2.8	3.2
Depreciation and amortization expenses	153.3	136.7	12.1	4.1	4.1
General and administrative expenses	249.6	199.0	25.4	6.7	6.0
Total Operating Expenses	3,189.9	2,863.7	11.4	85.3	86.7
Income from equity investees	63.4	51.7	22.6	1.7	1.6
Operating income	615.2	491.6	25.1	16.4	14.9
Interest income and other, net	3.5	9.7	(63.9)	0.1	0.3
Interest expense	(6.3)	(8.9)	(29.2)	(0.2)	(0.3)
Earnings before income taxes	612.4	492.4	24.4	16.4	14.9
Income taxes	194.6	159.1	22.3	5.2	4.8
Net earnings including noncontrolling interest	417.8	333.3	25.4	11.2	10.1
Net earnings attributable to noncontrolling interest	—	0.2	(100.0)	—	—
Net earnings attributable to Starbucks	$417.8	$333.1	25.4%	11.2%	10.1%

Net earnings per common share - diluted	$0.55	$0.43	27.9%
Weighted avg. shares outstanding - diluted	761.9	776.8

Cash dividends declared per share	$0.21	$0.17

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				36.3%	37.3%
Effective tax rate including noncontrolling interest				31.8%	32.3%

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Three Quarters Ended			Three Quarters Ended
	Jun 30, 2013	Jul 1, 2012	% Change	Jun 30, 2013	Jul 1, 2012

				As a % of total net revenues
Net revenues:
Company-operated stores	$8,783.7	$7,868.6	11.6%	79.2%	79.2%
Licensed stores	1,014.2	905.1	12.1	9.1	9.1
CPG, foodservice and other	1,299.3	1,161.7	11.8	11.7	11.7
Total net revenues	11,097.2	9,935.4	11.7	100.0	100.0
Cost of sales including occupancy costs	4,748.6	4,354.1	9.1	42.8	43.8
Store operating expenses	3,212.2	2,928.3	9.7	28.9	29.5
Other operating expenses	349.9	317.9	10.1	3.2	3.2
Depreciation and amortization expenses	455.3	408.6	11.4	4.1	4.1
General and administrative expenses	711.7	597.4	19.1	6.4	6.0
Total Operating Expenses	9,477.7	8,606.3	10.1	85.4	86.6
Income from equity investees	170.4	148.8	14.5	1.5	1.5
Operating income	1,789.9	1,477.9	21.1	16.1	14.9
Interest income and other, net	51.4	68.2	(24.6)	0.5	0.7
Interest expense	(19.0)	(26.2)	(27.5)	(0.2)	(0.3)
Earnings before income taxes	1,822.3	1,519.9	19.9	16.4	15.3
Income taxes	581.4	494.2	17.6	5.2	5.0
Net earnings including noncontrolling interest	1,240.9	1,025.7	21.0	11.2	10.3
Net earnings attributable to noncontrolling interest	0.6	0.6	—	—	—
Net earnings attributable to Starbucks	$1,240.3	$1,025.1	21.0%	11.2%	10.3%

Net earnings per common share - diluted	$1.63	$1.33	22.6%
Weighted avg. shares outstanding - diluted	761.5	772.9

Cash dividends declared per share	$0.63	$0.51

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				36.6%	37.2%
Effective tax rate including noncontrolling interest				31.9%	32.5%

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Segment Results

The tables below present reportable segment results net of intersegment eliminations (in millions):

Americas

	Jun 30, 2013	Jul 1, 2012	% Change	Jun 30, 2013	Jul 1, 2012

Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$2,536.9	$2,256.6	12.4%	91.4%	91.3%
Licensed stores	228.5	208.3	9.7	8.2	8.4
CPG, foodservice and other	11.1	6.3	76.2	0.4	0.3
Total net revenues	2,776.5	2,471.2	12.4	100.0	100.0
Cost of sales including occupancy costs	1,051.2	965.1	8.9	37.9	39.1
Store operating expenses	934.8	858.1	8.9	33.7	34.7
Other operating expenses	23.0	20.2	13.9	0.8	0.8
Depreciation and amortization expenses	105.2	97.2	8.2	3.8	3.9
General and administrative expenses	43.0	31.9	34.8	1.5	1.3
Total Operating Expenses	2,157.2	1,972.5	9.4	77.7	79.8
Income from equity investees	—	—	—	—	—
Operating income	$619.3	$498.7	24.2%	22.3%	20.2%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				36.8%	38.0%

Three Quarters Ended
Net revenues:
Company-operated stores	$7,499.5	$6,782.9	10.6%	91.2%	91.4%
Licensed stores	684.4	623.6	9.7	8.3	8.4
CPG, foodservice and other	37.3	17.9	108.4	0.5	0.2
Total net revenues	8,221.2	7,424.4	10.7	100.0	100.0
Cost of sales including occupancy costs	3,143.6	2,913.4	7.9	38.2	39.2
Store operating expenses	2,786.6	2,570.3	8.4	33.9	34.6
Other operating expenses	74.1	59.4	24.7	0.9	0.8
Depreciation and amortization expenses	316.2	291.5	8.5	3.8	3.9
General and administrative expenses	143.9	94.9	51.6	1.8	1.3
Total Operating Expenses	6,464.4	5,929.5	9.0	78.6	79.9
Income from equity investees	2.4	2.1	14.3	—	—
Operating income	$1,759.2	$1,497.0	17.5%	21.4%	20.2%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				37.2%	37.9%

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EMEA

	Jun 30, 2013	Jul 1, 2012	% Change	Jun 30, 2013	Jul 1, 2012

Quarter Ended				As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$228.2	$237.1	(3.8)%	79.5%	84.1%
Licensed stores	49.6	36.8	34.8	17.3	13.0
CPG, foodservice and other	9.4	8.1	16.0	3.3	2.9
Total net revenues	287.2	282.0	1.8	100.0	100.0
Cost of sales including occupancy costs	147.5	149.8	(1.5)	51.4	53.1
Store operating expenses	85.8	88.2	(2.7)	29.9	31.3
Other operating expenses	9.9	8.4	17.9	3.4	3.0
Depreciation and amortization expenses	13.7	14.4	(4.9)	4.8	5.1
General and administrative expenses	21.0	19.6	7.1	7.3	7.0
Total Operating Expenses	277.9	280.4	(0.9)	96.8	99.4
Income from equity investees	—	—	—	—	—
Operating income	$9.3	$1.6	481.3%	3.2%	0.6%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				37.6%	37.2%

Three Quarters Ended
Net revenues:
Company-operated stores	$699.9	$735.0	(4.8)%	80.8%	85.7%
Licensed stores	139.5	99.1	40.8	16.1	11.6
CPG, foodservice and other	27.2	23.4	16.2	3.1	2.7
Total net revenues	866.6	857.5	1.1	100.0	100.0
Cost of sales including occupancy costs	440.8	444.2	(0.8)	50.9	51.8
Store operating expenses	259.3	274.0	(5.4)	29.9	32.0
Other operating expenses	29.0	26.0	11.5	3.3	3.0
Depreciation and amortization expenses	41.6	42.9	(3.0)	4.8	5.0
General and administrative expenses	59.0	57.4	2.8	6.8	6.7
Total Operating Expenses	829.7	844.5	(1.8)	95.7	98.5
Income from equity investees	—	0.3	(100.0)	—	—
Operating income	$36.9	$13.3	177.4%	4.3%	1.6%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				37.0%	37.3%

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China / Asia Pacific (CAP)

	Jun 30, 2013	Jul 1, 2012	% Change	Jun 30, 2013	Jul 1, 2012

Quarter Ended				As a % of CAP total net revenues
Net revenues:
Company-operated stores	$171.6	$121.9	40.8%	73.4%	67.1%
Licensed stores	62.1	59.9	3.7	26.6	32.9
Total net revenues	233.7	181.8	28.5	100.0	100.0
Cost of sales including occupancy costs	112.5	91.5	23.0	48.1	50.3
Store operating expenses	42.2	29.7	42.1	18.1	16.3
Other operating expenses	12.0	11.3	6.2	5.1	6.2
Depreciation and amortization expenses	8.6	5.8	48.3	3.7	3.2
General and administrative expenses	14.0	12.3	13.8	6.0	6.8
Total Operating Expenses	189.3	150.6	25.7	81.0	82.8
Income from equity investees	40.3	30.1	33.9	17.2	16.6
Operating income	$84.7	$61.3	38.2%	36.2%	33.7%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				24.6%	24.4%

Three Quarters Ended
Net revenues:
Company-operated stores	$478.6	$350.7	36.5%	72.4%	67.0%
Licensed stores	182.8	172.6	5.9	27.6	33.0
Total net revenues	661.4	523.3	26.4	100.0	100.0
Cost of sales including occupancy costs	323.9	262.7	23.3	49.0	50.2
Store operating expenses	121.9	84.0	45.1	18.4	16.1
Other operating expenses	33.7	32.4	4.0	5.1	6.2
Depreciation and amortization expenses	24.4	16.4	48.8	3.7	3.1
General and administrative expenses	37.5	31.5	19.0	5.7	6.0
Total Operating Expenses	541.4	427.0	26.8	81.9	81.6
Income from equity investees	105.3	90.7	16.1	15.9	17.3
Operating income	$225.3	$187.0	20.5%	34.1%	35.7%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				25.5%	24.0%

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Channel Development

	Jun 30, 2013	Jul 1, 2012	% Change	Jun 30, 2013	Jul 1, 2012

Quarter Ended				As a % of Channel Development total net revenues
Net revenues:
CPG	$246.9	$232.6	6.1%	73.4%	73.5%
Foodservice	89.5	83.8	6.8	26.6	26.5
Total net revenues	336.4	316.4	6.3	100.0	100.0
Cost of sales	213.1	201.1	6.0	63.3	63.6
Other operating expenses	44.4	47.8	(7.1)	13.2	15.1
Depreciation and amortization expenses	0.2	0.3	(33.3)	0.1	0.1
General and administrative expenses	5.5	4.2	31.0	1.6	1.3
Total Operating Expenses	263.2	253.4	3.9	78.2	80.1
Income from equity investees	23.1	21.2	9.0	6.9	6.7
Operating income	$96.3	$84.2	14.4%	28.6%	26.6%

Three Quarters Ended
Net revenues:
CPG	$789.8	$717.1	10.1%	74.5%	73.6%
Foodservice	270.0	256.6	5.2	25.5	26.4
Total net revenues	1,059.8	973.7	8.8	100.0	100.0
Cost of sales	660.9	626.5	5.5	62.4	64.3
Other operating expenses	156.8	147.3	6.4	14.8	15.1
Depreciation and amortization expenses	0.9	1.0	(10.0)	0.1	0.1
General and administrative expenses	16.8	12.9	30.2	1.6	1.3
Total Operating Expenses	835.4	787.7	6.1	78.8	80.9
Income from equity investees	62.7	55.4	13.2	5.9	5.7
Operating income	$287.1	$241.4	18.9%	27.1%	24.8%

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All Other Segments

	Jun 30, 2013	Jul 1, 2012	% Change

Quarter Ended
Net revenues:
Company-operated stores	$49.6	$—	100.0%
Licensed stores	1.8	3.2	(43.8)
CPG, foodservice and other	56.5	49.0	15.3
Total net revenues	107.9	52.2	106.7
Cost of sales including occupancy costs	66.5	38.3	73.6
Store operating expenses	21.3	—	100.0
Other operating expenses	16.2	18.1	(10.5)
Depreciation and amortization expenses	3.6	0.7	414.3
General and administrative expenses	9.7	4.6	110.9
Total Operating Expenses	117.3	61.7	90.1
Income from equity investees	—	0.4	(100.0)
Operating loss	$(9.4)	$(9.1)	3.3%

Three Quarters Ended
Net revenues:
Company-operated stores	$105.7	$—	100.0%
Licensed stores	7.5	9.8	(23.5)
CPG, foodservice and other	175.0	146.7	19.3
Total net revenues	288.2	156.5	84.2
Cost of sales including occupancy costs	172.5	106.5	62.0
Store operating expenses	44.4	—	100.0
Other operating expenses	56.6	52.7	7.4
Depreciation and amortization expenses	7.9	1.7	364.7
General and administrative expenses	24.8	14.4	72.2
Total Operating Expenses	306.2	175.3	74.7
Income from equity investees	—	0.3	(100.0)
Operating loss	$(18.0)	$(18.5)	(2.7)%

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Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
Fiscal Third Quarter 2013 U.S. Supplemental Data

	Quarter Ended
($ in millions)	Jun 30, 2013	Jul 1, 2012	Change
Revenues	$2,450.2	$2,193.8	12%
Operating Income	$592.1	$478.6	24%
Operating Margin	24.2%	21.8%	240 bps

Fiscal Third Quarter 2013 Store Data

The company’s store data for the periods presented are as follows:

	Net stores opened (closed) during the period
	Quarter Ended		Three Quarters Ended		Stores open as of
	Jun 30, 2013	Jul 1, 2012	Jun 30, 2013	Jul 1, 2012	Jun 30, 2013	Jul 1, 2012
Americas
Company-operated stores(1)	63	49	115	83	7,958	7,692
Licensed stores(1)	95	35	225	169	5,195	4,865
	158	84	340	252	13,153	12,557
EMEA
Company-operated stores (2)	1	2	(23)	7	859	879
Licensed stores(2)	42	34	95	71	1,082	957
	43	36	72	78	1,941	1,836
CAP
Company-operated stores	48	32	161	95	827	607
Licensed stores	71	80	230	221	2,858	2,555
	119	112	391	316	3,685	3,162
All Other Segments
Company-operated stores	27	(2)	336	—	350	14
Licensed stores	(6)	1	4	2	80	82
	21	(1)	340	2	430	96

Total Company	341	231	1,143	648	19,209	17,651
(1) Americas store data has been adjusted to exclude Seattle's Best Coffee, Evolution Fresh and Tazo Retail, which are now reported within All Other Segments.
(2) EMEA store data has been adjusted for the transfer of certain company-operated stores to licensees in the fourth quarter of fiscal 2012.

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